Exhibit 5
                                                                  Washington
                          Wilmer, Cutler & Pickering              Baltimore
                              2445 M Street, N.W.                 New York
                          Washington, D.C.  20037-1420            London
                                  -----------                     Brussels
                                                                  Berlin

                           Telephone (202) 663-6000
                           Facsimile (202) 663-6363


                              February 13, 2001

Computerized Thermal Imaging, Inc.
476 Heritage Park Boulevard, Suite 210
Layton, Utah 84041

            Re:    Form S-8

Ladies and Gentlemen:

      We have acted as counsel to Computerized Thermal Imaging, Inc., a Nevada corporation (the "Company"), in connection with the preparation by the Company of a registration statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of the issuance of up to 4,750,000 shares of common stock, par value $.001 per share (the "Shares"), to be issued under the 1997 Stock Option and Restricted Stock Plan (the "Plan").

      For purposes of this opinion, we have reviewed the Registration Statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have assumed the accuracy of the foregoing certifications, on which we are relying, and have made no independent investigation thereof.

      This opinion is limited to the laws of the United States and the general corporation law of Nevada. Although we are not members of the bar of the State of Nevada, we have made such examination of the laws of that state as we deemed necessary to render the opinions set forth herein. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.

      Based upon, subject to, and limited by the foregoing, we are of the opinion that:

      (1)   The Shares have been lawfully and duly authorized; and

      (2) The Shares will be validly issued, fully paid and nonassessable when issued and delivered in accordance with the terms of the Plan.

      We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Exhibits" in the Registration Statement. Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended.

                                Sincerely,

                                WILMER, CUTLER & PICKERING

                                By:  /s/Robert F. Hoyt
                                    --------------------------------
                                        Robert F. Hoyt, a partner